EXHIBIT 11

                             TYSON FOODS, INC.
                     COMPUTATION OF EARNINGS PER SHARE
                   (In thousands except per share data)

                                               1995        1994       1993
                                             -----------------------------
Primary:

     Average common shares outstanding
     during the period                        144.5       147.0      147.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using average
     market price                                .6          .8        1.1
                                              -----       -----      -----
     Total common and common equivalent
     shares outstanding                       145.1       147.8      148.3
                                              =====       =====      =====
     Net income (loss)                       $219.2       ($2.1)    $180.3
                                             ======       =====     ======
     Earnings (loss) per share                $1.51      ($0.01)     $1.22
                                              =====       =====      =====

Fully Diluted:

     Average common shares outstanding
     during the period                        144.5       147.0      147.2

     Net effect of dilutive stock
     options based on the treasury
     stock method using the quarter-
     end market price, if higher
     than average market price                   .7         1.0        1.1
                                              -----       -----      -----
     Total common and common equivalent
     shares outstanding                       145.2       148.0      148.3
                                              =====       =====      =====
     Net income (loss)                       $219.2       ($2.1)    $180.3
                                             ======       =====     ======
     Earnings (loss) per share                $1.51      ($0.01)     $1.22
                                              =====       =====      =====











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